UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported July 29, 2015

NetREIT, Inc.

(Exact name of registrant as specified in its charter)

MARYLAND	000-53673	33-0841255
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1282 Pacific Oaks Place

Escondido, California 92029

(Address of principal executive offices) (Zip Code)

(760) 471-8536

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 29, 2015, at 8:30 a.m., NetREIT, Inc. (the “Company”) held its recommenced Annual Meeting of Stockholders originally scheduled to be held on June 12, 2015.

As previously disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on June 17, 2015, the Company’s 2015 Annual Meeting of Stockholders was subsequently adjourned to July 29, 2015 at 8:30 a.m., Pacific time, in order to solicit additional proxies in an attempt to achieve a quorum. However, due to the lack of a quorum, the Company’s 2015 Annual Meeting of Stockholders was not convened on July 29, 2015 and efforts to obtain a quorum were concluded. In accordance with the Maryland General Corporation Law and the Company’s charter and Bylaws, the current members of the Board of Directors of the Company will hold over and continue to serve until their successors are duly elected and qualify.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT, Inc.

Date: July 31, 2015	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer